                  PLAYBOY ENTERPRISES, INC. AND SUBSIDIARIES
                                  EXHIBIT 11
                       COMPUTATION OF EARNINGS PER SHARE
                          for the years ended June 30
                   (In thousands, except per share amounts)

                                                 1997        1996        1995
                                                -------     -------     -------
Primary:
-------
 Earnings:
  Net income                                    $21,394     $ 4,252     $   629
                                                =======     =======     =======

 Shares:
  Weighted average number of common
   shares outstanding                            20,318      20,014      19,984
  Assuming exercise of options reduced
   by the number of shares which could
   have been purchased with the proceeds
   from exercise of such options                    514         359         218
                                                -------     -------     -------

  Weighted average number of common
   shares outstanding as adjusted                20,832      20,373      20,202
                                                =======     =======     =======

  Primary earnings per common share:
   Net income                                   $  1.03  1  $  0.21  1  $  0.03  1
                                                =======     =======     =======

Fully Diluted:
-------------
 Earnings:
  Net income                                    $21,394     $ 4,252     $   629
                                                =======     =======     =======

 Shares:
  Weighted average number of common
   shares outstanding                            20,318      20,014      19,984
  Assuming exercise of options reduced
   by the number of shares which could
   have been purchased with the proceeds
   from exercise of such options                    580         424         268
                                                -------     -------     -------

  Weighted average number of common
   shares outstanding as adjusted                20,898      20,438      20,252
                                                =======     =======     =======

  Earnings per common shares assuming
   full dilution:
    Net income                                  $  1.02  1  $  0.21  1  $  0.03  1
                                                =======     =======     =======


 1  This calculation is submitted in accordance with Regulation S-K item 601(b)
    (11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.